UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On November 13, 2014, Omnicare, Inc. (the “Company”), as borrower, and certain of the Company’s direct and indirect subsidiaries, as guarantors (the “Guarantors”), entered into Amendment No. 2 (“Amendment No. 2”) to the Company’s Amended and Restated Credit Agreement dated as of September 28, 2012 (the “Credit Agreement” and, as amended by Amendment No. 2, the “Amended Credit Agreement”), with the lenders identified therein and SunTrust Bank, as Administrative Agent.
Amendment No. 2 amended the Credit Agreement to, among other things, (i) extend the maturity date of the revolving credit facility and the term loan facility to November 13, 2019, (ii) reduce the applicable margin on borrowings by 25 basis points, (iii) increase the outstanding term loan borrowings from $382.5 million to $400.0 million and (iv) make certain changes to the restrictive and financial covenants therein. The Amended Credit Agreement consists of a $300 million, five-year senior unsecured revolving credit facility and a $400 million, five-year senior unsecured term loan facility. Aggregate borrowing capacity under the Amended Credit Agreement may be increased, at the Company’s option, by up to $300.0 million by increasing the revolving credit facility or incurring additional term loans under the term loan facility, in each case subject to the satisfaction of certain conditions set forth in the Amended Credit Agreement, including the receipt of additional lender commitments for such increase.
Certain of the lenders or their affiliates have acted as underwriters in connection with the Company’s previously disclosed public offering of senior notes, which is expected to close on November 21, 2014.
Except as set forth above, the terms of the Amended Credit Agreement are substantially consistent with the terms of the Credit Agreement. The foregoing description of Amendment No. 2 and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2 and the Credit Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated in this Item 1.01 by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Amendment No. 2, dated as of November 13, 2014, to the Amended and Restated Credit Agreement dated as of September 28, 2012, by and among the Company, the Guarantors party thereto, the lenders identified therein, and SunTrust Bank, as Administrative Agent.

10.2
Amended and Restated Credit Agreement dated as of September 28, 2012, by and among the Company, the Guarantors party thereto, each lender from time to time party thereto, SunTrust Bank, as Administrative Agent, and the other financial institutions party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 4, 2012).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC. By: /s/ Alexander M. Kayne Alexander M. Kayne Senior Vice President, General Counsel and Secretary

Dated:  November 18, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 2, dated as of November 13, 2014, to the Amended and Restated Credit Agreement dated as of September 28, 2012, by and among the Company, the Guarantors party thereto, the lenders identified therein, and SunTrust Bank, as Administrative Agent.

10.2
Amended and Restated Credit Agreement dated as of September 28, 2012, by and among the Company, the Guarantors party thereto, each lender from time to time party thereto, SunTrust Bank, as Administrative Agent, and the other financial institutions party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 4, 2012).

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